SUB-ITEM 77Q1(E)


The Investment Advisory Agreement dated September 27, 2011, by and between MFS Series Trust I, on behalf of its series MFS Global Leaders Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 61 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 28, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.